Exhibit 99.1

Houston American Energy Corp’s Continued Listing Plan Accepted By NYSE MKT

HOUSTON, TX., June 6, 2016 /PRNewswire/ -- Houston American Energy Corp. (NYSE MKT: HUSA, or the “Company”) announced today the receipt of notification from NYSE Regulation that the Company's plan to regain compliance with the NYSE MKT exchange's continued listing standards has been accepted and its listing on the exchange continued pursuant to an extension.

The notification cited continued failure to comply with Section 1003(a)(iii) of the NYSE MKT Company Guide (the "Company Guide") as a result of the Company’s failure to maintain stockholders’ equity of at least $6 million coupled with reported net losses in its five most recent fiscal years.

In response to previous notification from the exchange regarding such deficiency, as reported by the Company in a Form 8-K filed March 22, 2016, the Company submitted a plan to regain compliance with Section 1003(a)(iii).  Under the exchange’s most recent notice, the Company has been granted a period to implement its plan through September 18, 2017. Such extension is subject to periodic review by the NYSE MKT for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by September 18, 2017, or if it does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

Also, as previously reported in a Current Report on Form 8-K filed on March 22, 2016, the Company was previously notified by NYSE MKT that the Company was not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the Company Guide due to the average selling price of the Company's common stock falling below the acceptable minimum required average share price. The exchange has further notified the Company that, in addition to curing the Section 1003(a)(iii) deficiency, it’s continued listing is predicated on either affecting a reverse stock split or otherwise demonstrating sustained price improvement by no later than September 19, 2016.

Included in the Company's plan to regain compliance is an active program to identify and acquire producing oil and gas assets with development upside, which management believes could positively address both price and equity exchange listing standards if successfully completed.

The NYSE MKT notice has no immediate impact on the listing of the Company's common stock, which will continue to trade on the NYSE MKT exchange under the symbol "HUSA" subject to periodic review by the NYSE MKT.

The Company’s annual meeting of stockholders is scheduled for tomorrow, June 7, 2016, at 10:00am central standard time in Houston.

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp. is a publicly-traded independent energy company with interests in oil and natural gas wells, minerals and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Texas, Louisiana and Colombia.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on the Company's current expectations, estimates and projections about the Company, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding the timing and ultimate ability to cure exchange listing deficiencies and consummate acquisitions. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these "forward-looking statements" are identified by words such as "expects," "believes," "anticipates" and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect the Company's business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that the Company files with the Securities and Exchange Commission.

For additional information, view the company's website at www.HoustonAmericanEnergy.com  or contact the Houston American Energy Corp. at (713) 222-6966.